FRAUNHOFER IZI RECEIVES OFFICIAL CERTIFICATION FOR

MANUFACTURING OF NORTHWEST BIO’S DCVAX-L PRODUCT

Culmination of Nearly 18-month Process, In Close Collaboration With

Northwest Bio and Cognate BioServices

BETHESDA, MD, July 25, 2012 -- Northwest Biotherapeutics (NWBO) announced today that its partner in Germany, Fraunhofer IZI, has received the official approval and certification from the regional and national regulatory agencies in Germany (including the Paul-Ehrlich-Institut, or PEI- the German equivalent of the U.S. FDA) for the manufacture of Northwest Bio’s DCVax®-L immune therapy for Glioblastoma multiforme (GBM).

Cell therapies, including immune cell therapies such as DCVax®-L, are classified as "Advanced Therapy Medicinal Products" (ATMPs) in the European Union (E.U.).  Manufacturing of ATMPs for treatment of human patients must comply with E.U. Directives, the German Drug Act (AMG) and the German Decree for the Manufacture of Medicinal Products and Active Pharmaceuticals (AMWHV).

Fulfilling these legal requirements, and obtaining manufacturing certification under Section13 of the German Drug Act (AMG), are key requirements and steps for clinical trials in Germany. Furthermore, with this certification, Fraunhofer IZI will be able to manufacture DCVax®-L in Germany and supply the DCVax®-L product for clinical trials both in Germany and throughout the European Union.

Obtaining this manufacturing certification for DCVax®-L is the culmination of a nearly 18-month process involving close collaboration among Fraunhofer IZI, the Company, and its contract manufacturer, Cognate BioServices.  The process began with a 4-month period of intensive technology transfer, training in facilities in both Germany and the U.S., establishment and validation of specialized supply arrangements, shipping and distribution arrangements, and related matters.  This was followed by the manufacturing application to the German regulators, and the 14-month regulatory process, with a final inspection by the state and national level German regulators on June 12-13, 2012.  The results of that inspection were favorable: there were no adverse "findings," and only limited follow-up work requested by the regulators.  Fraunhofer completed and submitted the follow-up work within weeks, and the final regulatory certification was received rapidly thereafter.

“We are very pleased to reach this important milestone in our joint program with Northwest Bio,” commented Dr. Gerno Schmiedeknecht, head of the Department Cell Engineering GMP for Fraunhofer IZI. “Manufacturing aspects are particularly important for sophisticated Advanced Therapy Medicinal Products such as DCVax-L. Obtaining this certification for DCVax®-L will enable us to proceed with production for clinical trials to bring this much-needed, important new technology to patients.”

“The German regulatory process for manufacturing certification is extremely rigorous and detailed, with far more extensive requirements than some other European countries,” commented Linda Powers, CEO of Northwest Bio. “It is a testament to the expertise and professionalism of our partners, Fraunhofer IZI and Cognate BioServices, that DCVax®-L has now received this manufacturing certification.”

For further information about the Company and its programs, please visit the Company’s website at www.nwbio.com.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe. The Company has a broad platform technology for DCVax® dendritic cell-based vaccines. The Company’s lead clinical trial is a Phase III trial, with up to 300 patients with newly diagnosed GBM for whom surgery is indicated. GBM is the most aggressive and lethal brain cancer. The Company also previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer, and clearance from the FDA for Phase I/II trials in multiple other cancers. The Company has also conducted a Phase I/II trial with DCVax® for metastatic ovarian cancer.

About Fraunhofer IZI

The Fraunhofer Institute for Cell Therapy and Immunology IZI investigates and develops specific problem solutions at the interfaces of medicine, life sciences and engineering. The Institute practices contract research for biotechnological, pharmaceutical and medical-technological companies, hospitals, diagnostic laboratories and research facilities. Within the Business Units of Agents, Cell Therapy, Diagnostic and Biobanking, the Institute develops, optimizes and validates methods, materials and products. The Institute's core competencies are located in the field of Regenerative Medicine, in particular in the indication areas of oncology, ischemia and autoimmune, inflammatory and infectious diseases. The Institute is clinically oriented and conducts quality checks and the GMP-compliant manufacture of investigational medicinal products. Moreover, the Institute provides support in obtaining manufacturing authorizations and approvals. www.izi.fraunhofer.de

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients with GBM using DCVax® and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as the Company’s ability to raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, the uncertainty of the clinical trials process, uncertainties about the timely performance of third parties, and whether the Company’s products will demonstrate safety and efficacy. Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.